Exhibit 3.144

DEAN HELLER
Secretary of State
208 North, Carson Street
Carson City, Nevada 89701-4198
(778) 894-6708
Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)	Filed in the office of	Document Number
	/s/ Dean Heller	20050383827-18
Filing Date and Time
	Dean Heller	09/08/2005 8:30 AM
	Secretary of State	Entity Number
	State of Nevada	E0594342005-6

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	Harrah’s Imperial Palace Corp.

2.	Resident Agent Name and Street Address: (must be a Nevada Address where process may be served)	CSC Services of Nevada, Inc.
Name
		502 East John Street	Carson City	,	NEVADA	89706
		Street Address	City	,		Zip Code
		Optional Mailing Address	City		State	Zip Code
3.	Shares: (number of shares corporation Authorized to issue)	Number of shares Sold par value:	Par Value: $		Number of shares without any values 1,000

4.	Names & Addresses, Of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1.	Gary W. Lovarman
Name
		Cris Harrah’s Court	Las Vegas	,	NV	89119
		Street Address	City		State	Zip Code
		2.	Charles L. Atwood
Name
		One Marrate Court	Las Vegas	,	NV	89119
		Street Address	City		State	Zip Code
		3.		,
Name

		Street Address	City		State	Zip Code
5.	Purpose: (Optional see Instructions)	The purpose of this Corporation shall be:

6.	Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Angels P. Winter		/s/ Angels P. Winter
		Name	Signature
		One Harrah’s Court	Las Vegas,		NV	89119
		Address	City		State	Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
9/8/05
		Authorised Signature of R.A. or on Behalf of R.A. Company	Date

This form must be accompanied by appropriate fees. See Attached fees schedule.	Illegible

DEAN HELLER
Secretary of State
208 North, Carson Street ILLEGIBLE
Carson City, Nevada 89701-4198
ILLEGIBLE
Website: secretaryofstate.biz

Certificate of Correction (PURSUANT TO NRS 78)	Filed in the office of	Document Number
	/s/ Dean Heller	20050408878-62
Filing Date and Time
	Dean Heller Secretary of State State of Nevada	09/15/2005 3:58 PM
Entity Number
E0594342005-6

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to MRS 78, 78A, 80, 81, 82, 84, 85, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Harrah’s Imperial Palace Corp.

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing data of the original document for which correction is being made: 9/8/2005

4. Description of the inaccuracy or defect.

The Articles of Incorporation Listed incorrect names for the Board of Directors.

5. Correction of the inaccuracy or defect.

The name and address of the member of the Board of Directors are as follows:

Jonathan S. Halkyard

One Harrah’s Court

Las Vegas, NV 89119

6. Signature:

/s/ Angela P. Winter	Incorporator	9/15/2005
Authorised Signature	Title	Date

*	If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limted-Liability Company, by a manager or managing [ILLEGIBLE]; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner, a Limited-Liability Partnership, by a Managing Partner a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may name this filing to be rejected.

This form must be accompanied by appropriate fees. See Attached fees schedule.	Illegible